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                                                                    Exhibit 23.2




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-84290 and 333-99483 on Form S-8 and No. 333-112914 on Form S-3 of Hanover
Capital Mortgage Holdings, Inc. of our report dated April 13, 2004 (March 29, 2005 as to Note 23) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 23), appearing in this Annual Report on Form 10-K of Hanover Capital Mortgage Holdings, Inc. and Subsidiaries for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 15, 2006